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Exhibit 1.1

1,800,000 Shares

SL GREEN REALTY CORP.

Common Stock

UNDERWRITING AGREEMENT

        January 13, 2004

Citigroup Global Markets Inc.
Wachovia Capital Markets, LLC,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Dear Ladies and Gentlemen:

        SL Green Realty Corp., a Maryland corporation (the "Company"), which qualifies for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), and SL Green Operating Partnership, L.P., a Delaware limited partnership, the sole general partner of which is the Company (the "Operating Partnership" and together with the Company, the "Transaction Entities") each wish to confirm as follows its agreement with each of the Underwriters named in Schedule I hereto (the "Underwriters"), with respect to (i) the sale by the Company and the purchase by the Underwriters (the "Offering"), of an aggregate of 1,800,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"); and (ii) the grant by the Company to the Underwriters, of the option described in Section 2(b) hereof to purchase all or any part of 270,000 additional shares of Common Stock. The 1,800,000 shares of Common Stock to be purchased by the Underwriters (the "Initial Shares") and all or any part of the 270,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares."

        Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus (as hereinafter defined).

        The Transaction Entities understand that the several Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

        1.    Representations, Warranties and Agreements of the Transaction Entities.    Each of the Transaction Entities, jointly and severally, represents, warrants and agrees that, as of the date hereof and as of the Closing Date (as hereinafter defined):

          (a)   The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-68493), including a prospectus, relating to, among other securities, the Shares and the offering thereof from time to time in accordance with Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the offering of the Shares and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form first filed after the Effective Time (as defined below) pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the Effective Time, including the exhibits and schedules thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the

  Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. As used herein, "Effective Time" means the date and the time as of which the aforementioned registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus Supplement" means each Prospectus Supplement included in a registration statement, or amendments thereof, after the Registration Statement became effective under the Securities Act but containing a "Subject to Completion" legend comparable to that contained in paragraph 10 of Item 501 under Regulation S-K of the Securities Act Regulations (as defined below).

          For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the date of this Agreement.

          The term "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting or economic interests of which are owned or controlled, directly or indirectly, by the Company, the Operating Partnership, or by one or more other Subsidiaries of the Company or the Operating Partnership, but not including the Joint Venture Entities (as defined below). 1250 Broadway JV LLC, 1250 Broadway Realty Corp., Green 1250 Broadway Owner LLC, SLG 100 Park LLC, MSSG Realty Partners I, LLC, MSSG Realty Partners II, LLC, MSSG Realty Partners III, LLC, 1515 SLG Owner LLC, 1515 Broadway MZ, LLC, eEmerge.com, LLC, One Park JV LLC, One Park Realty Corp., 1515 Broadway Realty Corp. and 2 GCT Funding LLC are each a "Joint Venture Entity," and together, the "Joint Venture Entities."

          (b)   (i) The Company meets the requirements for use of Form S-3 under the Securities Act and, as of the applicable Effective Time of the Registration Statement and any amendment thereto, as of the applicable filing date of the Prospectus Supplement and any amendments thereto and as of the Closing Date, and (ii) the Registration Statement, and amendments thereto, complied and will comply, in all material respects, with the requirements of the Securities Act and the rules and regulations (the "Securities Act Regulations") of the Commission thereunder.

          (c)   The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or any Prospectus Supplement will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations and do not and will not, as of the applicable Effective Time (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any supplement thereto), as of the Closing Date and each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by an Underwriter through Citigroup Global Markets Inc. specifically for inclusion therein. The Transaction Entities acknowledge that the only information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or any Prospectus is the information set forth in Exhibit A hereto.

          (d)   The documents incorporated by reference or deemed to be incorporated in the Prospectus or Prospectus Supplement pursuant to Item 12 of the Registration Statement on Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together and with the other information in the Prospectus, as of the applicable Effective Times of the Registration Statement and any amendment thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e)   No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

          (f)    The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders' equity or results of operations of the Transaction Entities, the Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties (as hereinafter defined) as a whole (collectively, a "Material Adverse Effect"), and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged, and to enter into and perform its obligations under this Agreement to which it is a party.

          (g)   The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued capital stock (other than the Shares) have been duly and validly authorized and issued, are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of the Company, and conform to the description thereof contained in the Prospectus. Except as disclosed in the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) except for the equity interests in the Operating Partnership ("Units"), there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company.

          (h)   The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect, and has all power and authority necessary to own, lease and operate its properties and other assets, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement to which it is a party. The Company is the sole general partner of the Operating Partnership. The Agreement of Limited Partnership of the Operating Partnership, as amended (the "Operating Partnership Agreement") is in full force and effect, and the aggregate percentage interests of the Company and outside limited partners in the Operating Partnership are as set forth in the Prospectus.

          (i)    All issued and outstanding Units have been duly authorized and validly issued and have been offered and sold or exchanged in compliance in all material respects with all applicable laws (including, without limitation, federal or state securities laws). Except as disclosed in the Prospectus, no Units are reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or other securities of the Operating Partnership. The terms of the Units conform in all material respects to statements and descriptions related thereto contained in the Prospectus.

          (j)    The Operating Partnership is the only Subsidiary that is a "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company are (a) the Subsidiaries listed in Exhibit 21 to the Form 10-K and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (k)   The Shares have been duly and validly authorized for issuance and sale to the Underwriters and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Shares in accordance herewith, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities. The Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The form of the certificates to be used to evidence the Shares will, at the Closing Date, be in due and proper form and will comply with all applicable legal requirements and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement. The issuance of the Shares is not subject to any preemptive or other similar rights.

          (l)    (A) This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities, and assuming due authorization, execution and delivery by the Underwriters, is a valid and binding agreement of each of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (B) the Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (C) each of the limited liability operating agreements, stockholders' agreements or similar joint venture agreements of the Joint Venture Entities (the "Joint Venture Agreements") has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (D) none of the Transaction Entities or any Subsidiary that holds any interest in any of the Joint Venture Entities is in default under any of the Joint Venture Agreements nor, to the knowledge of the Transaction Entities, is any third-party holder of interests in any of the Joint Venture Entities in default under any of the Joint Venture Agreements.

          (m)  All of the mezzanine loans of which the Company is the owner, directly or indirectly (the "Mezzanine Loans"), and all of the participation interests in loans of which the Company is the owner, directly or indirectly (the "Participation Interests," and such loans, together with the Mezzanine Loans, collectively are referred to hereinafter as the "Loans"), are set forth or described on Attachment A hereto. The Company is the sole owner and holder of the Mezzanine Loans and Participation Interests, and has not sold, assigned, hypothecated or otherwise encumbered such Mezzanine Loans and Participation Interests, except as set forth on such Attachment A. To the Company's knowledge, there is no offset, defense, counterclaim or right to rescission with respect to any of the notes or any of the other loan documents. The (A) the outstanding principal balance of the Loans, (B) the aggregate amount of accrued and unpaid interest due under the Loans, and (C) the aggregate amount of late charges, penalties and default interest due under the Loans, as of the date hereof, is as set forth on Attachment A hereto. Neither the Company nor, to the knowledge of the Company, any other party has given or received a written notice of default under any Loans and, to the Company's knowledge, no event exists which, with the giving of notice or the passing of time, or both, would constitute an event of default thereunder. As of the date hereof, no prepayments have been made on the Loans. The Company has not subordinated its interest in the loans to which the Participation Interests relate to any other party except as set forth on Attachment A hereto.

          (n)   The execution, delivery and performance of this Agreement by each of the Transaction Entities and the consummation of the transactions contemplated hereby and thereby (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (with or without the giving of notice or the passage of time, or both) a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which any of the Transaction Entities is a party or by which any of the Transaction Entities is bound or to which any of the Properties or other assets of any of the Transaction Entities is subject, (B) will not result in any violation of any of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership or other organizational document of any of the Transaction Entities or Joint Venture Entities, or (C) will not result in any violation of any statute or any order, writ, injunction, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Transaction Entities, Subsidiaries, Joint Venture Entities or any of the Properties, except, with respect to subsections (A) and (C), for any such breach or violation that would not have a Material Adverse Effect. Except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the New York Stock

  Exchange, Inc. ("NYSE"), or by the National Association of Securities Dealers, Inc. ("NASD"), and applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby and thereby.

          (o)   Except as disclosed in the Prospectus and except with respect to that certain (A) Amended and Restated Registration Rights Agreement by and among Morgan Stanley Real Estate Fund III, L.P., MSREF III Special Fund, L.P., MSP Real Estate Fund, L.P., Morgan Stanley Real Estate Investors III, L.P. (collectively, the "MS Entities") and the Company, dated July 28, 1999 (the "Morgan Stanley Registration Rights Agreement"), and (B) that certain Registration Rights Agreement between the Company and the Swig Investment Company ("SIC"), dated June 30, 1998 (the "SIC Registration Rights Agreement"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (p)   (A) No Registrable Securities (as such term is defined in the Morgan Stanley Registration Rights Agreement) have been issued to the MS Entities and (B) none of the MS Entities or SIC has any right to exercise its respective registration right under the Morgan Stanley Registration Rights Agreement or the SIC Registration Rights Agreement, as the case may be, as a result of the sale and issuance of the Shares.

          (q)   Except as described in the Prospectus, no Transaction Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would be required to be integrated with the sale of the Shares.

          (r)   Except as would not have a Material Adverse Effect, none of the Company, Subsidiaries, Joint Venture Entities or Properties has sustained, since the date of the latest financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since the date of the latest financial statements included in the Prospectus, there has not been any change in the capital stock or long-term debt of any of the Transaction Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting any of the Properties or the condition, financial or otherwise, business, prospects, operations, management, financial position, net worth, stockholders' equity or results of operations of the Transaction Entities, Subsidiaries and Joint Venture Entities considered as one enterprise or use or value of the Properties as a whole, other than as set forth or contemplated in the Prospectus.

          (s)   The financial statements (including the related notes and supporting schedules) included in, or incorporated by reference into, the Registration Statement or the Prospectus (A) present fairly the financial condition, the results of operations, the statements of cash flows and the statements of stockholders' equity and other information purported to be shown thereby of the Company and its consolidated Subsidiaries, at the dates and for the periods indicated and (B) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the Prospectus and other financial information. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Regulations with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. No other financial statements (or schedules) of the Company, or any predecessor of the Company, are required by the Securities Act to be included in the Registration Statement or the Prospectus. The other financial statistical information and data included in, or incorporated by reference in, the Prospectus or Prospectus Supplement, historical and pro forma, have been derived from the financial records of the Company (or its predecessors) and, in all material respects, have been prepared on a basis consistent with such books and records of the Company (or its predecessor).

          (t)    Ernst & Young LLP, who have certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus, whose reports appear in the Prospectus and who have delivered the initial letter referred to in Section 7(f) hereof, are, and during the periods covered by such reports were, independent public accountants as required by the Securities Act and the Securities Act Regulations.

          (u)   (A) The Operating Partnership, directly or indirectly, or any Joint Venture Entity in which any of the Company or the Operating Partnership, directly or indirectly, owns an interest, as the case may be, has good and marketable title fee or leasehold, as the case may be, to each of the interests in the Properties and the other assets described in the Prospectus as being directly or indirectly owned by the Operating Partnership or the applicable Joint Venture Entity, respectively, (the "Properties"), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or those which would not have a Material Adverse Effect; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any Transaction Entity, Subsidiaries or Joint Venture Entity which are required to be disclosed in the Prospectus are disclosed therein; (C) except as otherwise described in the Prospectus, none of the Transaction Entities, Subsidiaries or Joint Venture Entities or any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (iii) any ground lease, sublease or operating sublease relating to any of the Properties, and no Transaction Entity knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except with respect to (i), (ii) and (iii) immediately above any such default that would not have a Material Adverse Effect; (D) no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease; (E) to the knowledge of any of the Transaction Entities, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; and (F) no Transaction Entity has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties.

          (v)   The mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

          (w)  The Operating Partnership, directly or indirectly, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the greater of (a) the mortgage indebtedness of each such Property or (b) the purchase price of each such Property.

          (x)   Except as disclosed in the Prospectus or would not result in a Material Adverse Effect: (A) to the knowledge of the Transaction Entities, the operations of the Transaction Entities, the Joint Venture Entities and the Properties are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Transaction Entities, none of the Transaction Entities, any Joint Venture Entity or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (C) none of the Transaction Entities or any Joint Venture Entity has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) none of the Transaction Entities has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Transaction Entities, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Transaction Entities has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Transaction Entities, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

          (y)   As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control

  Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environments or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

          (z)   None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries or any Joint Venture Entities, and none of them nor any of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

          (aa) Except as described or referred to in the Registration Statement, the Company, the Subsidiaries and the Joint Venture Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any other Transaction Entity has any reason to believe that it, any Subsidiary or any Joint Venture Entity will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage (to the extent that such renewal is available on a commercially reasonable basis) from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.

          (bb) Each of the Company, the Subsidiaries and the Joint Venture Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

          (cc) Except as described in the Prospectus, there are no actions, suits or proceedings by or before any court or Governmental Authority pending to which any of the Company, its Subsidiaries or any Joint Venture Entity is a party or of which any of the Properties or assets of any of the Transaction Entities, Subsidiaries or Joint Venture Entities is the subject which, if determined adversely to such entities, might have a Material Adverse Effect, and to the knowledge of any of the Transaction Entities, no such proceedings are threatened or contemplated by court or Governmental Authority or threatened by others.

          (dd) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act, the Securities Act Regulations or the Exchange Act Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Securities Act Regulations. Neither the Company, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any agreement listed in the exhibits to the

  Registration Statement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its Subsidiaries or any Joint Venture Entities of any other agreement or instrument to which the Company or any of its Subsidiaries or any Joint Venture Entities is a party or by which any of them or their respective properties or businesses may be bound or affected which default or event would have a Material Adverse Effect.

          (ee) No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities, their Subsidiaries or any Joint Venture Entity on the other hand, which is required to be described in the Prospectus which is not so described.

          (ff)  No labor disturbance by the employees of any Transaction Entity, their Subsidiaries or any Joint Venture Entity exists or, to the knowledge of the Transaction Entities, is imminent which might have a Material Adverse Effect.

          (gg) Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; each "pension plan" for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          (hh) Each of the Transaction Entities, their Subsidiaries or any Joint Venture Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon or otherwise due and payable, and no tax deficiency has been determined adversely to any of the Transaction Entities, their Subsidiaries or any Joint Venture Entity which has had (nor does any Transaction Entity have any knowledge of any tax deficiency which, if determined adversely to it might have a Material Adverse Effect.

          (ii)   At all times since August 14, 1997, the Company has been and upon the sale of Shares will continue to be, organized and operated in conformity with the requirements for qualification of the Company as a real estate investment trust ("REIT") under the Code and the proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

          (jj)   Except as described in the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership's partnership interest, from repaying to the Company for any loans or advances made by the Company to the Operating Partnership.

          (kk) Since the date as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, (i) no Transaction Entity has (a) issued or granted any securities, (b) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (c) entered into any transaction not in the ordinary course of business or (d) except for regular quarterly dividends on the Company's common stock, par value $0.01 per share ("Common Shares"), and regular distributions on the Units, declared or paid any dividend or distribution on its capital stock, Units or other form of ownership interests; and (ii) there has been no material adverse change in the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders' equity or results of operations of the Transaction Entities and the Subsidiaries and the Joint Venture Entities considered as one enterprise or on the use or value of the Properties as a whole.

          (ll)   Each Transaction Entity (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (mm) None of the Company, its Subsidiaries or any Joint Venture Entity (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject, except for any such default which would not have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business except for any such violation which would not have a Material Adverse Effect.

          (nn) None of the Company, its Subsidiaries or any Joint Venture Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of such entity, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (oo) Neither the Company nor the Operating Partnership is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (pp) Other than this Agreement and as set forth in the Prospectus under the heading "Underwriting," there are no contracts, agreements or understandings between any Transaction Entity and any person that would give rise to a valid claim against any Transaction Entity or the Underwriters for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

          (qq) The Company intends to apply the net proceeds from the sale of the Shares being sold by the Company in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds."

          (rr)  Each of the Company, its Subsidiaries and the Joint Venture Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Effect; the Company, its Subsidiaries and the Joint Venture Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Company, its Subsidiaries and the Joint Venture Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (ss)  None of the Transaction Entities, nor any of their respective trustees, directors, officers, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (tt)  The Shares have been authorized for listing, upon official notice of issuance, on the NYSE.

        2.    Purchase of the Shares by the Underwriters.

          (a)    Initial Shares.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the price per Share set forth in Schedule II, the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I.

          (b)    Option Shares.    In addition, on the basis of the representations and warranties contained in, and subject to the terms of conditions of, this Agreement, the Company hereby grants to the Underwriters an option, severally and not jointly, to purchase from the Company all or any part of the Option Shares at the purchase price set forth in Schedule II plus any additional number of shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 20 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by Citigroup Global Markets Inc. to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by Citigroup Global Markets Inc., but shall not be later than seven full business days (nor earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased, which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among Underwriters as Citigroup Global Markets Inc. in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

        3.    Offering of Shares by the Underwriters.

        Upon authorization by the Underwriters of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.    Delivery of and Payment for the Shares.

          (a)    Initial Shares.    Delivery of and payment for the Initial Shares shall be made at the office of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, or at such other date or place as shall be determined by agreement between the Underwriters and the Company, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Company shall deliver or cause to be delivered certificates representing the Initial Shares to each Underwriter for the account of such Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

          Upon delivery, the Initial Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Initial Shares, the Company shall make the certificates representing the Initial Shares available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

          (b)    Option Shares.    In addition, delivery of and payment for the Option Shares shall be made at the office of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, or at such other date or place as shall be determined by agreement between the Underwriters and the Company, at 10:00 A.M., New York City time, on each Date of Delivery. On each Date of Delivery, the Company shall deliver or cause to be delivered certificates representing the Option Shares being purchased to each Underwriter for the account of such Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

          Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Initial Shares, the Company shall make the certificates representing the Initial Shares available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

        5.    Further Agreements of the Company.    The Company agrees:

          (a)   To prepare the Prospectus Supplement in a form approved by the Underwriters and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus Supplement or the Prospectus Supplement or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b)   To furnish promptly to the Underwriters and to counsel for the Underwriters, upon request, a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c)   To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including consents and exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus Supplement, the Prospectus Supplement and any amended or supplemented Prospectus Supplement; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Preliminary Prospectus Supplement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Preliminary Prospectus Supplement or the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus Supplement or the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon its request, to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Preliminary Prospectus Supplement or the Prospectus which will correct such statement or omission or effect such compliance. The aforementioned documents furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

          (d)   To file promptly with the Commission any amendment to the Registration Statement or the Prospectus Supplement or any supplement to the Prospectus Supplement that may, in the judgment of the Underwriters or counsel to the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission;

          (e)   Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus pursuant to Rule 424 of the Securities Act Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

          (f)    The Company will make generally available to its security holders as soon as practicable but no later than 60 days after the close of the period covered thereby an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations), which need not be certified by independent certified public accountants unless required by the Securities Act or the Securities Act Regulations, covering a twelve-month period commencing after the "effective date" (as defined in said Rule 158) of the Registration Statement;

          (g)   The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder;

          (h)   For a period of five years following the Effective Date, to furnish to the Underwriters, upon request, copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (i)    Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities, real estate syndication or Blue Sky laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares by the Underwriters;

          (j)    From the date of this Agreement through, and including, the 30th day after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, the Common Stock or any such substantially similar securities without the prior written consent of Citigroup Global Markets Inc., other than (i) the Shares, (ii) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, dividend reinvestment plans or other employee compensation plans existing on the date hereof or (iii) sales or offers in private placement transactions to, or in direct public placements to, sellers relating to acquisition of real property or interests therein, including mortgage or leasehold interests, or in conjunction with any joint venture transaction, made to any seller of such real property or such joint venture interest;

          (k)   To use its best efforts to effect and maintain the listing of the Shares on the NYSE;

          (l)    To take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

          (m)  The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code; and

          (n)   Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and (b) until the Closing Date, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

        6.    Expenses.    The Transaction Entities jointly and severally agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing, filing and distribution under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), and the costs incident to the preparation, printing, filing and distribution of any Preliminary Prospectus Supplement, the Prospectus Supplement and any amendment or supplement to the Prospectus Supplement and any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (f) the filing fees, if any, incident to securing any required review by the NASD of the terms of sale of the Shares; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(i) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (i) the costs of preparing certificates for the Shares; (j) all other costs and expenses incident to the performance of the obligations of the Transaction Entities under this Agreement; (k) the costs and charges of any dividend disbursing agent; (l) the costs and charges of any transfer agent and registrar; (m) any expenses incurred by the Company in connection with a "road show" presentation to potential investors; (n) the fees and disbursements of the Company's counsel and accountants; provided that, except as provided in this Section 6, Section 9 and Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which it may sell and the expenses of advertising any offering of the Shares made by the Underwriters; and (o) the performance of the Company's other obligations hereunder (including, without limitation, costs incurred in closing the purchase of the Option Shares, if any).

        7.    Conditions of Underwriter's Obligations.    The obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date and on each Date of Delivery (if any), of the representations and warranties of the Transaction Entities contained herein, to the performance by each Transaction Entity and its obligations hereunder, and to each of the following additional terms and conditions:

          (a)   If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rule 424 under the Securities Act Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transaction Entities, or the Underwriters, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

          (b)   Subsequent to the Effective Date of this Agreement, there shall not have occurred (i) any material adverse change in the condition, financial or otherwise, business, prospects, operations, management, consolidated financial position, net worth, stockholders' equity or results of operations of the Transaction Entities and the Subsidiaries and Joint Venture Entities considered as one enterprise or on the use or value of the Properties as a whole or (ii) any event or development relating to or involving any of the Transaction Entities, Subsidiaries, Joint Venture Entities, or any partner, officer, director or trustee thereof, which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Transaction Entities and their counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, adversely affect the market for the Shares.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Clifford Chance US LLP shall have furnished to the Underwriters its written opinion, as counsel to the Transaction Entities, addressed to the Underwriters and dated the Closing Date and each Date of Delivery (if any), in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters, in the form set forth in Exhibit B hereto.

          (e)   Solomon and Weinberg LLP shall have furnished to the Underwriters its written opinion, as tax counsel to the Transaction Entities, addressed to the Underwriters and dated the Closing Date and each Date of Delivery (if any), in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters, to the effect that:

                i.  Commencing with its taxable year ended December 31, 1997, the Company was organized and has been operated in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

               ii.  The Operating Partnership is classified as a partnership and not as (a) an association taxable as a corporation or (b) a "publicly traded partnership" taxable as a corporation under Section 7704(a) of the Code.

              iii.  The statements contained in the Prospectus under the captions "Material Federal Income Tax Consequences" and "Restrictions on Ownership of Capital Stock," that describe applicable U.S. federal income tax law are correct in all material respects as of the Closing Date and each Date of Delivery (if any).

          (f)    The Underwriter shall have received from Hogan & Hartson L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and each Date of Delivery (if any), with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (g)   At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72.

          (h)   With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated the Closing Date and each Date of Delivery (if any) (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (i)    The Company and the Operating Partnership shall have furnished to the Underwriters a certificate, dated the Closing Date and each Date of Delivery (if any), of its, or its general partner's, Chief Executive Officer and Chief Financial Officer stating that:

              (i)  The representations, warranties and agreements of the Transaction Entities in Section 1 are true and correct as of the Closing Date or the Date of Delivery (if any), as applicable; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and (b) have been fulfilled; and

             (ii)  They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (j)    On the Closing Date and each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (k)   The Company and the Operating Partnership shall have furnished or caused to be furnished to you such further certificates and documents as the Underwriters or counsel to the Underwriters shall have reasonably requested.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        Any certificate or document signed by any officer of the Transaction Entities and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Transaction Entities to the Underwriters as to the statements made therein.

        8.    Effective Date of Agreement.

        This Agreement shall become effective: (i) upon the execution hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission.

        9.    Indemnification and Contribution.

          (a)   The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, and the Prospectus as amended or supplemented or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they are made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Transaction Entities shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, and the Prospectus as amended or supplemented or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Transaction Entities by an Underwriter through Citigroup Global Markets Inc. expressly for use in the Prospectus as amended or supplemented relating to such Shares, which information is set forth in Exhibit A hereto.

          (b)   Each Underwriter will indemnify and hold harmless each of the Transaction Entities against any losses, claims, damages or liabilities to which such Transaction Entity may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, and the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they are made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, and the Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to such Transaction Entity by such Underwriter through Citigroup Global Markets Inc. expressly for use therein, which information is set forth in Exhibit A hereto; and will reimburse the Transaction Entities for any legal or other expenses reasonably incurred by the Transaction Entities in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection except to the extent it has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d)   If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party in respect of such losses, claims, damages or liabilities (or actions in respect thereto), contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

          (e)   The obligations of the Transaction Entities under this Section 9 shall be in addition to any liability which the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Transaction Entities and to each person, if any, who controls the Transaction Entities within the meaning of the Securities Act.

        10.    Default by one or more of the Underwriters.

          (a)   If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase under this Agreement, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Shares, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for such Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary.

          (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased at the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase under this Agreement) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, (i) the aggregate number of Shares which remains unpurchased exceeds one-tenth of the aggregate number of the Shares to be purchased at the Closing Date, as referred to in subsection (b) above, or (ii) the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then, in each case, this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        11.    Termination.    The several obligations of each Underwriter hereunder may be terminated by notice given to and received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the following events shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement:

          (a)   (i) Any of the Transaction Entities or any Property shall have sustained, since the date of the latest financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since the date of the latest financial statements included in the Prospectus there shall have been any change in the capital stock or long-term debt of any Transaction Entity or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders' equity or results of operations of any Transaction Entity, otherwise than as set forth or contemplated in the Prospectus (including the transactions described under "Summary—Recent Developments" in the Prospectus), the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Citigroup Global Markets Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus;

          (b)   Subsequent to the execution and delivery of this Agreement there shall have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the sole judgment of Citigroup Global Markets Inc. impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus; or

          (c)   The Transaction Entities shall have failed at or prior to the Closing Date or any Date of Delivery to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or such Date of Delivery.

        12.    Reimbursement of Underwriters' Expenses.    If (a) the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Transaction Entities to perform any agreement on their part to be performed, or because any condition specified in Section 11 hereof required to be fulfilled by the Transaction Entities is not fulfilled, the Transaction Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Transaction Entities shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 10(c)(i) by reason of default of any Underwriter, the Transaction Entities shall not be obligated to reimburse the Underwriters on account of those expenses; provided, however, that if this Agreement is terminated pursuant to Section 10(c)(ii) by reason of default of any Underwriter, the Transaction Entities shall not be obligated to reimburse such defaulting Underwriter on account of these expenses but nonetheless shall be obligated to reimburse the non-defaulting Underwriters on account of these expenses.

        13.    Notices, etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: (212) 816-7912).

          (b)   if to the Transaction Entities shall be delivered or sent by mail, telex or facsimile transmission to the Company, 420 Lexington Avenue, New York, New York 10170, Attention: Marc Holliday and Andrew Levine (Fax: (212) 216-1785).

        14.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities, and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Transaction Entities contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of each Underwriter contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of directors and officers of the Company who have signed the Registration Statement and any person controlling the Transaction Entities within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        15.    Survival.    The respective indemnities, representations, warranties and agreements of the Transaction Entities and the several Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        16.    Definition of the Terms "Business Day" and "Subsidiary".    For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Securities Act Regulations.

        17.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of New York.

        18.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        19.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
SL GREEN REALTY CORP.
By:	/s/ MICHAEL W. REID Name: Michael W. Reid Title: Chief Operating Officer
SL GREEN OPERATING PARTNERSHIP, L.P.
By:	SL Green Realty Corp., its general partner
	By:	/s/ MICHAEL W. REID Name: Michael W. Reid Title: Chief Operating Officer
Accepted:
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ JEFF HOROWITZ Name: Jeff Horowitz Title: Managing Director
For itself and the other Underwriter named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriter	Number of Initial Shares to be Purchased
Citigroup Global Markets Inc.	1,170,000
Wachovia Capital Markets, LLC	630,000
Total	1,800,000

SCHEDULE II

Title of Shares:	Common Stock, par value $0.01 per share
Number of Initial Shares:	1,800,000
Number of Option Shares:	Up to 270,000
Initial Offering Price to Public:	$42.33
Purchase Price by Underwriters:	$41.0601
Commission Payable to Underwriters:	$2,285,820

Form of Designated Shares:

  Book-entry only form represented by one or more global securities deposited with The Depositary Trust Company ("DTC") or its designated custodian, to be made available for checking by the Underwriters at least twenty-four hours prior to the Closing Date and each Date of Delivery (if any) at the office of DTC.

Specified Funds for Payment of Purchase Price:

        Federal (same-day) funds

Time of Delivery:

        10:00 a.m. (New York City time), January 16, 2004

Closing Location:

        Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166

Names and addresses of Underwriters:

  Citigroup Global Markets Inc.
  Wachovia Capital Markets, LLC

  c/o Citigroup Global Markets Inc.
  388 Greenwich Street
  New York, New York 10013,

ATTACHMENT A

Asset	Outstanding Principal Balance*	Accrued Interest	Late Fee
140 East 45th Street(1) (2 Grand Central Tower) New York, NY	25,000,000	157,088	—
1412 Broadway(1) New York, NY	7,809,882	67,252	—
500-512 7th Avenue(1) New York, NY	15,000,000	115,000	—
50 West 23rd Street(1) New York, NY	11,000,000	113,667	—
469 7th Avenue(1) New York, NY	5,479,085	47,916	—
132 West 31st Street(1) New York, NY	8,000,000	58,667	—
19 West 44th Street(1) New York, NY	7,000,000	72,333	—
40 Wall Street(1) New York, NY	30,000,000	152,595	—
1370 Broadway(1) New York, NY	3,994,647	45,982	—
461 5th Avenue New York, NY	3,500,000	-0-	—
EAB Plaza(1) Uniondale, NY	15,000,000	248,926	—
609 5th Avenue(1) New York, NY	12,894,735	73,385	—
40-42 West 34th Street New York, NY	500,000	20,957	—
225 West 34th Street New York, New York	59,379,645	-0-	—
601 West 26th Street New York, New York	40,000,000	-0-	—

*
As of 12/31/03, except that 601 West 26th Street is as of 01/02/04.

(1)
Fleet secured line.

EXHIBIT A

        The following information appearing in the Prospectus has been furnished by the Underwriters expressly for use in the preparation of the Prospectus:

  1.
  The names of the Underwriters.

  2.
  The following information contained in the Prospectus Supplement under the caption "Underwriting":

  a.
  The allocation of securities among the Underwriters in the table following the first paragraph;

  b.
  The information regarding dealer compensation in the third paragraph; and

  c.
  The information regarding stabilization in the eighth, ninth and tenth paragraphs.

EXHIBIT B

Opinion of Clifford Chance LLP

          (i)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. The Company has the requisite power and authority necessary to own, lease and operate its properties or other assets and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and to execute, deliver and file the Articles Supplementary and is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified in Schedule 1 to our opinion, except where the failure to so qualify would not have a Material Adverse Effect.

         (ii)  All of the outstanding (a) [    ] shares of common stock, par value $.01 per share (the "Common Stock") have been duly and validly authorized; all such issued and outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus and were offered and sold by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); and (b) 1,000,000 shares of Series B Junior Participating Preferred Stock have been duly and validly authorized. Except as described in the Prospectus, to our knowledge, no shares of capital stock of the Company are reserved for any purpose except for shares of Common Stock reserved for issuance in connection with the (i) conversion or exchange of units of partnership interest in the Operating Partnership (the "Units") and (ii) exercise of options or the grant of other share-based awards under the Amended 1997 Stock Option and Incentive Plan (the "Plan"). Except as described in the Prospectus and except for the Units, the options, and the grant of other share-based awards under the Plan, to our knowledge, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for such shares of capital stock or any other securities of the Company arising under the Maryland General Corporation Law ("MGCL") or under the charter or by-laws of the Company or any contracts to which the Company is a party of which we are aware.

        (iii)  All of the outstanding [            ] common Units have been duly authorized by the Operating Partnership and, assuming that the holders of any such Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units represent validly issued and fully paid limited partner interests in the Operating Partnership as to which the limited partners holding Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of the Operating Partnership's assets and undistributed profits (subject to the obligation of a limited partner of the Operating Partnership to repay any funds wrongfully distributed to it). Additionally, 1,000,000 Series B Junior Participating Preferred Units have been duly authorized and validly issued. Except as described in the Prospectus and except for Units issuable under the Limited Liability Company Agreement of MSSG Realty Partners I, LLC, the Limited Liability Company Agreement of MSSG Realty Partners II, LLC and the Limited Liability Company Agreement of MSSG Realty Partners III, LLC and in connection with shares of Common Stock issued upon the exercise of options, and the grant of other share-based awards under the Plan, to our knowledge, no Units are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any Units and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership arising under the Revised Uniform Limited Partnership Act of Delaware ("DRULPA") or under the Operating Partnership Agreement or any contracts to which the Operating Partnership is a party of which we are aware. The terms of the Units conform in all material respects to the statements and descriptions related thereto contained in the Prospectus.

        (iv)  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to, and in accordance with the terms of, the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights to purchase or subscribe for shares of capital stock of the Company arising under the MGCL or the charter or the by-laws of the Company or any contracts to which the Company is a party of which we are aware. The terms of the Securities conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The form of certificate used to evidence the Securities complies, in all material respects, with all applicable requirements of the MGCL, with any applicable requirements of the charter or by-laws of the Company and the requirements of the New York Stock Exchange.

         (v)  The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction listed in Schedule 2 to our opinion, except where the failure to so qualify would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership.

        (vi)  (A) The Underwriting Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership; and (B) the Operating Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

       (vii)  The Registration Statement, at the time that it became effective, at the time the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 ("Form 10-K") was filed and as of the date of the Underwriting Agreement, and the Prospectus, as of its date and as of the date hereof (in each case, other than the financial statements, supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which no opinion is rendered), complied or comply, as applicable, as to form, in all material respects, with the applicable requirements of the Securities Act and the Regulations.

      (viii)  The documents incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which no opinion is rendered), at the later of the time when they were filed or amended with the Commission, complied as to form, in all material respects, with the applicable requirements of the Securities Act, the Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder.

        (ix)  To our knowledge and except as described or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Operating Partnership is a party or of which any property or assets of the Company or the Operating Partnership is the subject which, if determined adversely to the Company or the Operating Partnership, might reasonably be expected to have a Material Adverse Effect; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (x)  The information in the Prospectus under "Description of Common Stock", "Certain Anti-takeover Provisions of Maryland Law" and "Restrictions on Ownership of Capital Stock" to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws, legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

        (xi)  All descriptions in the Registration Statement of contracts and other documents which are filed as exhibits to the Company's Form 10-K and to the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (collectively, "Form 10-Qs") and to the Current Reports on Form 8-K (other than those filed under Item 9) filed with the Commission after the filing of such Form 10-K (the "8-Ks") to which the Company, the Operating Partnership or any Subsidiary is a party are accurate in all material respects. To our knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Regulations.

       (xii)  To our knowledge and other than as described in the Prospectus, neither the Company nor the Operating Partnership (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject and which has been filed as an exhibit to the Registration Statement or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets is subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business, except, in the case of each of (i), (ii) and (iii) immediately above, any such violation or default that would not have a Material Adverse Effect.

      (xiii)  To our knowledge, no relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Operating Partnership on the other hand, which is required to be described in the Prospectus which is not so described.

      (xiv)  No filing or registration with, or authorization, approval, consent, order of, any U.S. federal, Maryland, Delaware or New York State court or governmental authority or agency, domestic or foreign (other than as may be required under the Securities Act, the Regulations, the Exchange Act, the rules and regulations thereunder, the New York Stock Exchange, the securities, blue sky or real estate syndication laws of the various states or the rules and regulations of the NASD, as to which we express no opinion) is required in connection with the due authorization, execution, delivery and performance of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities, except such as have been made.

       (xv)  The execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated in the Underwriting Agreement will not (as of the date hereof) conflict with or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under any of the terms, conditions or provisions of: (i) any note, bond, indenture, mortgage, deed of trust, lease, license, contract, loan agreement or other agreement or instrument to which the Company or the Operating Partnership is a party or by which the Company or the Operating Partnership is bound or to which any of the Properties or other assets of the Company or the Operating Partnership is subject and which is identified in Schedule 3 hereto (ii) any of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership or other similar organizational document of the Company or the Operating Partnership, or (iii) any applicable MGCL, New York, DRULPA or U.S. federal securities law, statute, rule, or regulation, or, to the extent known to us, any judgment, order, writ, injunction or decree of any Maryland, Delaware, New York or U.S. federal government, government instrumentality or court, having jurisdiction over the Company or the Operating Partnership or the Properties or any other properties or assets, except in the case of clauses (i) and (iii) above, for any breach, violation or default that would not have a Material Adverse Effect.

      (xvi)  To our knowledge, other than as set forth or referred to in the Prospectus and Registration Statement and except for the Morgan Stanley Registration Rights Agreement and the SIC Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or any other Registration Statement filed by the Company under the Securities Act.

     (xvii)  Neither the Company nor the Operating Partnership is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

    (xviii)  The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b).

        In addition, we have participated in the preparation of the Prospectus and participated in discussions with certain officers, directors and employees of the Company, representatives of Ernst & Young LLP, the independent accountants who examined the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain corporate and partnership records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information (other than as provided in opinion (x) above) contained in the Registration Statement and the Prospectus (including any of the documents incorporated by reference therein except as set forth in opinion (viii) above), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, as of the date the Company's Form 10-K was filed, or as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we do not express any belief), at the time the Prospectus was issued, or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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1,800,000 Shares SL GREEN REALTY CORP. Common Stock UNDERWRITING AGREEMENT
SCHEDULE I
SCHEDULE II
ATTACHMENT A
EXHIBIT A
EXHIBIT B Opinion of Clifford Chance LLP